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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of our report dated February 16, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of The Salomon Brothers Fund Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings 'Financial Highlights' and 'Experts' in such Registration Statement.


PricewaterhouseCoopers LLP
New York, NY
May 12, 2000